EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin P. Connors, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Cutera Inc. on Form 10-K for the fiscal year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Cutera Inc.

Date: March 16, 2007

By:	/s/ Kevin P. Connors
Kevin P. Connors
President, Chief Executive Officer and Director
(Principal Executive Officer)

I, Ronald J. Santilli, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Cutera Inc. on Form 10-K for the fiscal year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Cutera Inc.

Date: March 16, 2007

By:	/s/ Ronald J. Santilli
Ronald J. Santilli
Chief Financial Officer and Vice President of Finance and Administration
(Principal Financial and Accounting Officer)